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                                                                   Exhibit 10.32

                           FIRST AMENDMENT TO LEASE
                           ------------------------

    This FIRST AMENDMENT TO LEASE ("Amendment") is made to be effective as of the ____ day of November, 1999, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord") and APPLIED MICRO CIRCUITS CORPORATION, a Maryland corporation ("Tenant"), with reference to the following facts:

                               R E C I T A L S:
                               - - - - - - - -

    A. Landlord and Tenant entered into that certain Lease dated February 26, 1999 (the "Lease"), for certain premises (the "Demised Premises"), more particularly described in the Lease.

    B. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to them in the Lease.

    C. Pursuant to the Lease, Landlord is required to complete construction of the Building within twelve (12) months of the date of Tenant's Advance Notice. Tenant has provided Landlord with such Advance Notice, and Landlord and Tenant have commenced the design and construction of the Building. The draft Preliminary Plans being reviewed by Landlord and Tenant indicate that the rentable square footage of the Building will be approximately 62,415.

    D. Landlord and Tenant desire to enter into this Amendment, subject to the terms and conditions set forth herein, to (i) redefine the Building to reflect the estimated increased square footage, (ii) confirm the Target Commencement Date of October 11, 2000, (iii) modify the initial per square foot Base Rent payable under the Lease, (iv) delete the provision of the Lease which provides that the Base Rent be reduced in the event Tenant delivers its Advance Notice, (v) reduce the anticipated parking ratio for the Demised Premises as a result of the increased square footage of the Demised Premises, and (vi) make certain other modifications to the Lease, as more particularly set forth below.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease, as follows:

    1.   Building. Pursuant to the current Preliminary Plans under review, it
         --------
is estimated that the rentable square footage of the Building will equal approximately 62,415 square feet. Accordingly, all references in the Lease to the estimated rentable square footage of the Building are hereby revised to equal 62,415 square feet. The actual rentable square footage of the Building shall be confirmed, and appropriate adjustments to Base Rent made, upon Substantial Completion, as more particularly set forth in the Lease.

                                       1
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    2.   Target Commencement Date. As a result of Tenant's delivery of the
         ------------------------
Advance Notice, Landlord and Tenant hereby agree that the Target Commencement Date is October 11, 2000.

    3.   Base Rent. Notwithstanding anything in the Lease to the contrary,
         ---------
Landlord and Tenant agree that the initial Base Rent shall equal $1.42 per rentable square foot of the Building. Such Base Rent shall be increased every twenty four (24) months by a factor of six percent (6%). The Base Rent schedule set forth in Section 3.1 of the Lease is hereby deleted in its entirety and the following Base Rent schedule is inserted in lieu thereof:

         Period         Annual Base Rent         Monthly Base Rent
         ------         ----------------         -----------------

       Months 1-24       $1,063,551.60              $ 88,629.30

       Months 25-48      $1,127,364.72              $ 93,947.06

       Months 49-72      $1,195,006.56              $ 99,583.88

       Months 73-96      $1,266,706.92              $105,558.91

       Months 97-120     $1,342,709.28              $111,892.44

    In consideration for Landlord agreeing to reduce the initial per square foot Base Rent, any provisions of the Lease which required that Base Rent be reduced in the event Tenant delivers an Advance Notice, are hereby deleted in its entirety.

    4.   Parking Ratio. Notwithstanding anything to the contrary contained
         -------------
in the Lease, the estimated parking ratio for the Premises is hereby reduced to equal approximately 3.5 parking spaces per 1,000 rentable square feet of the Building.

    5.   Tenant Improvement Allowance. Landlord and Tenant hereby agree
         ----------------------------
that, notwithstanding the increase in the Building's estimated rentable square footage, the Allowance shall be fixed at $1,450,000 and shall not be adjusted based on the actual square footage of the Building.

    6.   Site Plan. The Site Plan attached to the Lease as a portion of
         ---------
Exhibit "B" is hereby deleted in its entirety and the Site Plan attached hereto
-----------
is hereby substituted therefor. Accordingly, any references in the Lease to the Site Plan shall refer to such replacement Site Plan attached hereto.

    7.   Counterparts. This Amendment may be executed in multiple
         ------------
counterparts, all of which together shall constitute one and the same Amendment.

    8.   Effect of Amendment. This Amendment and all terms herein are
         -------------------
effective as of the date hereof subject to the terms and conditions set forth herein. Except as expressly amended hereby, all terms and conditions of the Lease shall continue in full force and effect throughout the Lease Term. The Lease, as amended hereby, constitutes the entire agreement of

                                       2
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the parties and no further modification of the Lease shall be binding and effective unless evidenced by an agreement, in writing, signed by both Landlord and Tenant.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

"Landlord"                                   KILROY REALTY, L.P.,
                                             a Delaware limited partnership

                                             BY: Kilroy Realty Corporation,
                                                 a Maryland corporation
                                                 Its General Partner

                                                 By: /s/ Steve Scott
                                                    ----------------------
                                                    Name: STEVE SCOTT
                                                    ----------------------
                                                    Its: SUP
                                                    ----------------------
                                                 By: [ILLEGIBLE]^^
                                                    ---------------------------
                                                 Name:
                                                      -------------------------
                                                      EXECUTIVE VICE PRESIDENT
                                                 Its: CHIEF OPERATING OFFICER
                                                     --------------------------


"Tenant"                                     APPLIED MICRO CIRCUITS CORPORATION,
                                             a Maryland corporation
                                             By: /s/ William E. Bendjsit
                                                --------------------------
                                             Name: WILLIAM E. BENDJSIT
                                                  ------------------------
                                             Title: VP/ CFO
                                                   -----------------------
                                             By:
                                                --------------------------
                                             Name:
                                                  ------------------------
                                             Title:
                                                   -----------------------

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